UIL Holdings Corporation
157 Church Street
P.O. Box 1564
New Haven, CT 06506-0901
203.499.2812 Fax: 203.499.3626

                        EXHIBIT 99

NEWS RELEASE

February 27, 2006	Analyst Contact:	Susan Allen:	203.499.2409

UIL Holdings Corporation Declares Quarterly Dividend

UIL Holdings Corporation (NYSE: UIL), announced today that it’s Board of Directors, declared a quarterly dividend of $0.72 per share on its Common Stock. This dividend is payable April 1, 2006 to shareowners of record at the close of business on March 7, 2006.

UIL Holdings Corporation (NYSE:UIL), headquartered in New Haven, Connecticut, is the holding company for a number of entities: The United Illuminating Company, a regulated utility providing electricity and energy related services to 320,000 customers in the Greater New Haven and Bridgeport areas; Xcelecom Inc., a leading provider of specialty contracting and voice-data-video systems integration; United Capital Investments, Inc., which holds a number of minority ownership interest investments, including a 25% interest in the Cross-Sound Cable Company, LLC; and United Bridgeport Energy, Inc., which holds a 33% interest in a gas-fired merchant wholesale electric generating facility. For more information on UIL Holdings, visit us at http://www.uil.com.

Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. Such forward-looking statements are based on the Corporation’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Such risks and uncertainties include, but are not limited to, general economic conditions, legislative and regulatory changes, changes in demand for electricity and other products and services, unanticipated weather conditions, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, markets, products, services and prices of the Corporation’s subsidiaries. The foregoing and other factors are discussed and should be reviewed in the Corporation’s most recent Annual Report on Form 10-K and other subsequent periodic filings with the Securities and Exchange Commission. Forward-looking statements included herein speak only as of the date hereof and the Corporation undertakes no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.